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                                                                   EXHIBIT 10.33


                               SEVERANCE AGREEMENT

         This SEVERANCE AGREEMENT ("Agreement"), effective as of _________, ____, by and between Tandy Brands Accessories, Inc., a Delaware corporation (the "Company"), and _____________________ (the "Executive"), evidences that;

         WHEREAS, the Executive is a senior executive of the Company and has made and/or is expected to make or continue to make significant contributions to the profitability, growth and financial strength of the Company;

         WHEREAS, the Company desires to assure itself of both present and future continuity of management in the event of a Change in Control (as defined hereafter) and desires to establish certain minimum compensation rights with respect to its key senior executives, including the Executive, applicable in the event of a Change in Control;

         WHEREAS, the Company wishes to ensure that its senior executives are not practically disabled from discharging their duties upon a Change in Control;

         WHEREAS, this Agreement is not intended to alter materially the compensation and benefits which the Executive could reasonably expect to receive from the Company absent a Change in Control and, accordingly, although effective and binding as of the date hereof, this Agreement shall become operative only upon the occurrence of a Change in Control; and

         WHEREAS, the Executive is willing to render services to the Company on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, the Company and the Executive agree as follows:

         1. Operation of Agreement:

            (a) Sections 1 and 8 through 20 of this Agreement shall be effective and binding as of the Effective Date, but, anything in this Agreement to the contrary notwithstanding, Sections 2, 3, 4, 5, 6 and 7 of this Agreement shall not be effective and binding unless and until there shall have occurred a Change in Control. For purposes of this Agreement, a "Change in Control" will be deemed to have occurred if at any time during the Term (as hereinafter defined) any of the following events shall occur:

                        (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of the Company or such corporation or other legal entity immediately after such transaction are held in the aggregate by the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such transaction and/or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other;


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                        (ii)        The Company sells (directly or indirectly)
                                    all or substantially all of its assets
                                    (including, without limitation, by means of the sale of the capital stock or assets of one or more direct or indirect subsidiaries of the Company) to any other corporation or other legal entity, of which less than a majority of the combined voting power of the then outstanding voting securities (entitled to vote generally in the election of directors or persons performing similar functions on behalf of such other corporation or legal entity) of such other corporation or legal entity are held in the aggregate by the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such sale and/or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other;

                        (iii) Any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") becomes (subsequent to the Effective Date) the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
                                    Act) of securities representing thirty
                                    percent (30%) or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

                        (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K, Schedule 14A or Schedule 14C (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred;

                        (v) If during any one (1) year period, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds (2/3) of (i) the directors of the Company then still in office who were directors of the Company at the beginning of any such period or (ii) directors of the Company whose nomination and/or election was approved by the directors referenced in clause (i) immediately preceding; or

                        (vi) The stockholders of the Company approve a plan contemplating the liquidation or dissolution of the Company.

                        Notwithstanding the foregoing provisions of Subsection 1(a)(iii) or 1(a)(iv) hereof, a "Change in Control" shall not be deemed to have



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                        occurred for purposes of this Agreement solely because
                        (i) the Company, (ii) a corporation or other legal entity in which the Company directly or indirectly beneficially owns 100% of the voting securities of such entity, or (iii) any employee stock ownership plan or any other employee benefit plan of the Company or any wholly-owned subsidiary of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, Schedule 14A or Schedule 14C (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of thirty percent (30%) or otherwise, or because the Company reports that a change in control of the Company has occurred by reason of such beneficial ownership.

            (b) Upon occurrence of a Change in Control at any time during the Term, Sections 2, 3, 4, 5, 6 and 7 of this Agreement shall become immediately binding and effective.

            (c) The period during which this Agreement shall be in effect (the "Term") shall commence as of the date hereof and shall expire as of the later of (i) the close of business on June 30, ____ or (ii) the expiration of the Period of Employment (as hereinafter defined); provided, however, that (A) subject to Section 9 hereof, if, prior to a Change in Control, the Executive ceases for any reason to be an employee of the Company, thereupon the Term shall be deemed to have expired and this Agreement shall immediately terminate and be of no further effect and (B) commencing on June 30, ____ and the last day of each of the Company's fiscal years commencing thereafter, the Term of this Agreement shall automatically be extended for an additional year unless, not later than ninety (90) calendar days prior to such June 30, the Company or the Executive shall have given notice that the Company or the Executive, as the case may be, does not wish to have the Term of this Agreement extended.

2.       Employment; Period of Employment:

            (a) Subject to the terms and conditions of this Agreement, upon the occurrence of a Change in Control, the Company shall continue the Executive in its employ and the Executive shall remain in the employ of the Company for the period set forth in Subsection 2(b) hereof (the "Period of Employment"), in the position and with substantially the same duties and responsibilities that the Executive had immediately prior to the Change in Control, or to which the Company and the Executive may hereafter mutually agree in writing. Throughout the Period of Employment, the Executive shall devote substantially all of the Executive's time during normal business hours (subject to vacations, sick leave and other absences in accordance with the policies of the Company as in effect for senior executives immediately prior to the Change in Control) to the business and affairs of the Company, but nothing in this



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                        Agreement shall preclude the Executive from devoting
                        reasonable periods of time during normal business hours to (i) serving as a director, trustee or member of or participant in any organization or business so long as such activity would not constitute Competitive Activity (as hereinafter defined) if conducted by the Executive after the Executive's Termination Date (as hereinafter defined), (ii) engaging in charitable and community activities, or (iii) managing the Executive's personal investments.

            (b) The Period of Employment shall commence on the date on which a Change in Control occurs and, subject only to the provisions of Section 4 hereof, shall continue until the earlier of (i) the expiration of the third anniversary of the occurrence of the Change in Control or (ii) the Executive's death; provided, however, that commencing on each anniversary of the Change in Control, the Period of Employment shall automatically be extended for an additional year unless, not later than 90 calendar days prior to such anniversary date, the Company or the Executive shall have given notice that the Company or the Executive, as the case may be, does not wish to have the Term extended.

3.       Compensation During Period of Employment:

            (a) During the Period of Employment, the Executive shall receive (i) annual base salary at a rate not less than the Executive's annual fixed or base compensation or such higher rate as may be determined from time to time by the Board of Directors of the Company (the "Board") or the compensation committee or similar committee thereof (the "Committee") (which base salary at such rate is herein referred to as "Base Pay") and (ii) an annual amount equal to not less than the highest aggregate annual bonus, incentive or other payments of cash compensation paid to the Executive in addition to the amounts referred to in clause (i) above made or to be made in or with respect to any calendar year during the three calendar years immediately preceding the year in which the Change in Control occurred pursuant to any bonus, incentive, profit-sharing, performance, discretionary pay or similar policy, plan, program or arrangement of the Company ("Incentive Pay") which contemplates cash payments other than Employee Benefits (as hereinafter defined); provided, however, that nothing herein shall preclude a change in the mix between Base Pay and Incentive Pay so long as the aggregate cash compensation received by the Executive in any one calendar year is not reduced in connection therewith or as a result thereof and, provided further, however, that in no event shall any increase in the Executive's aggregate cash compensation or any portion thereof in any way diminish any other obligation of the Company under this Agreement. The Executive's Base Pay shall be payable monthly. The Executive's Incentive Pay shall be paid annually as soon as reasonably practicable following determination of the amount payable but in no event later than the date which is ninety (90)



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                        days following the last day of the fiscal year during
                        which such Incentive Pay is deemed earned.

            (b) For the Executive's service pursuant to Subsection 2(a) hereof, during the Period of Employment the Executive shall, if and on the same basis as the Executive participated therein immediately prior to the Change in Control, be a full participant in, and shall be entitled to the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which senior executives of the Company participate generally, including without limitation any stock option, stock purchase, stock appreciation, savings, pension, supplemental executive retirement or other retirement income or welfare benefit, deferred compensation, incentive compensation, group and/or executive life, accident, health, dental, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense reimbursement and other employee benefit policies, plans, programs or arrangements that may exist immediately prior to the Change in Control or any equivalent successor policies, plans, programs or arrangements that may be adopted thereafter by the Company (collectively, "Employee Benefits"); provided, however, that, except as set forth in Section 5(a)(v) hereof, the Executive's rights thereunder shall be governed by the terms thereof and shall not be enlarged hereunder or otherwise affected hereby. Subject to the proviso in the immediately preceding sentence, if and to the extent such perquisites, benefits or service credit for benefits are not payable or provided under any such policy, plan, program or arrangement as a result of the amendment or termination thereof subsequent to a Change in Control, then the Company shall itself pay or provide such Employee Benefits. Nothing in this Agreement shall preclude improvement or enhancement of any such Employee Benefits, provided that no such improvement shall in any way diminish any other obligation of the Company under this Agreement.

            (c) The Company has determined that the amounts payable pursuant to this Section 3 constitute reasonable compensation. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 3(c)) (a "Payment" and collectively, the "Payments") is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to the Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all



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                        taxes (including any interest or penalties imposed with
                        respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

4.       Termination Following a Change in Control:

         (a) In the event of the occurrence of a Change in Control, this Agreement may be terminated by the Company during the Period of Employment only upon the occurrence of one or more of the following events:

                  (i) If the Executive is unable to perform the essential functions of the Executive's job (with or without reasonable accommodation) because the Executive has become permanently disabled within the meaning of, and actually begins to receive disability benefits pursuant to, a long-term disability plan maintained by or on behalf of the Company for senior executives generally or, if applicable, employees of the Company immediately prior to the Change in Control; or

                  (ii) For "Cause," which for purposes of this Agreement shall mean that, prior to any termination pursuant to
                           Section 4(b) hereof, the Executive shall have committed:

                           (A) an intentional act of fraud, embezzlement or theft in connection with the Executive's duties or in the course of the Executive's employment with the Company;

                           (B) intentional wrongful damage to property of the Company;

                           (C)      intentional wrongful disclosure of
                                    confidential information of the Company; or

                           (D) intentional wrongful engagement in any Competitive Activity;

                  and any such act shall have been materially harmful to the Company. For purposes of this Agreement, no act, or failure to act, on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the Board then in office at a meeting of the Board called



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                  and held for such purpose (after reasonable notice to the
                  Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive has committed an act set forth above in this Section 4(a)(ii) and specifying the particulars thereof in detail. Nothing herein shall limit the right of the Executive or the Executive's beneficiaries to contest the validity or propriety of any such determination.

         (b) In the event of the occurrence of a Change in Control, this Agreement may be terminated by the Executive during the Period of Employment with the right to benefits as provided in
                  Section 5 hereof upon the occurrence of one or more of the following events:

                  (i) Any termination by the Company of the employment of the Executive for any reason other than for Cause or as a result of the death of the Executive or by reason of the Executive's disability and the actual receipt of disability benefits in accordance with
                           Section 4(a)(i) hereof; or

                  (ii) Termination by the Executive of the Executive's employment with the Company during the Period of Employment upon the occurrence of any of the following events:

                           (A) Failure to elect or reelect the Executive to the office(s) of the Company which the Executive held immediately prior to a Change in Control, or failure to elect or reelect the Executive as a director of the Company or the removal of the Executive as a director of the Company (or any successor thereto), if the Executive shall have been a director of the Company immediately prior to the Change in Control;

                           (B) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position(s) with the Company which the Executive held immediately prior to the Change in Control, a reduction in the aggregate of the Executive's Base Pay and Incentive Pay received from the Company, or the termination of the Executive's rights to any Employee Benefits to which the Executive was entitled immediately prior to the Change in Control or a reduction in scope or value thereof without the prior written consent of the Executive, any of which is not remedied within ten (10) calendar days after receipt by the Company of written notice from the Executive of such change, reduction or termination, as the case may be;



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                  (C)      A determination by the Executive made in good faith
                           that, following a Change in Control, as a result of a change in circumstances significantly affecting the Executive's position(s) held with the Company, including without limitation, a change in the scope of the business or other activities for which the Executive was responsible immediately prior to a Change in Control, that the Executive has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in any of the authorities, powers, functions, responsibilities or duties attached to the position(s) held with the Company by the Executive immediately prior to the Change in Control, which situation is not remedied within ten (10) calendar days after written notice to the Company from the Executive of such determination;

                  (D) The liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or a significant portion of its business and/or assets, unless the successor (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a significant portion of its business and/or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Company under this Agreement pursuant to Section 11 hereof;

                  (E) The Company shall require that the principal place of work of the Executive be changed to any location which is in excess of fifty (50) miles from the location thereof immediately prior to the Change in Control or to travel away from the Executive's office in the course of discharging the Executive's responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of the Executive prior to the Change in Control without, in either case, the Executive's prior consent; or

                  (F) Any material breach of this Agreement by the Company or any successor thereto.

(c) A termination by the Company pursuant to Section 4(a) hereof or by the Executive pursuant to Section 4(b) hereof shall not affect any rights which the Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company providing Employee Benefits, which rights shall be governed by the terms thereof. If this Agreement or the employment of the Executive is terminated under circumstances in which



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         the Executive is not entitled to any payments under Sections 3 or 5 hereof, the Executive shall have no further obligation or liability to the Company hereunder with respect to the Executive's prior or any future employment by the Company.

5.       Severance Compensation:

         (a) If, following the occurrence of a Change in Control, the Company shall terminate the Executive's employment during the Period of Employment other than pursuant to Section 4(a) hereof, or if the Executive shall terminate the Executive's employment pursuant to Section 4(b) hereof, the Company shall pay to the Executive the amount specified in Section 5(a)(i) hereof within five (5) business days after the date (the "Termination Date") that the Executive's employment is terminated (the effective date of which shall be the date of termination, or such other date that may be specified by the Executive if the termination is pursuant to Section 4(b) hereof):


                  (i) In lieu of any further payments to the Executive for periods subsequent to the Termination Date, but without affecting the rights of the Executive referred to in Section 5(b) hereof, a lump sum payment (the "Severance Payment") in an amount equal to the present value (using a discount rate required to be utilized for purposes of computations under
                           Section 280G of the Code or any successor provision thereto, or if no such rate is so required to be used, a rate equal to the then-applicable interest rate prescribed by the Pension Benefit Guaranty Corporation for benefit valuations in connection with non-multiemployer pension plan terminations assuming the immediate commencement of benefit payments (the "Discount Rate")) of 200% the sum of (A) the aggregate Base Pay (at the highest rate in effect during the Term prior to the Termination Date) plus
                           (B) the aggregate Incentive Pay (based upon the greatest amount of Incentive Pay paid or payable to the Executive for any year during the Term but prior to the year in which the Termination Date occurs); provided, however, that if the amount otherwise payable hereunder is a "parachute payment" (as determined under Section 280G of the Code or any successor provision thereto), then in no event will the "present value" (as determined under Section 280G of the Code or any successor provision thereto) of the amount otherwise payable hereunder, when added to the "present value" (as determined under Section 280G of the Code or any successor provision thereto) of any other "parachute payments" (as that term is defined in Section 280G of the Code or any successor provision thereto) from the Company, exceed an amount (the "299% Amount") equal to 299% of the Executive's "base amount" (as that term is defined in Section 280G of the Code (without regard to Section 280G(b)(2)(A)(ii) thereof)



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                           or any successor provision thereto) and if the amount
                           otherwise payable hereunder would exceed the 299% Amount, the Severance Payment shall be reduced to the extent necessary so that the aggregate present value determined in the previous clause does not exceed the 299% Amount.

                  (ii) The determination of whether any amount otherwise payable under Section 5(a)(i) is a "parachute payment" and causes the 299% Amount to be exceeded shall be made, if requested by the Executive or the Company, by the Company's public accounting firm (the "Accounting Firm"). The costs of obtaining such determination shall be borne by the Company. The fact that the Severance Payment shall be reduced as a result of the existence of the limitations contained in this Section 5(a) shall not limit or otherwise affect any rights of the Executive to any Employee Benefit, or other right arising other than pursuant to this Agreement. Without limiting the generality of the foregoing, upon the Executive's termination of employment under the circumstances described in this
                           Section 5, the Company shall (upon request of the Executive) pay over to the Executive all vested benefits to which the Executive is entitled under and in accordance with the terms of the Company's employee savings, stock ownership, supplemental executive retirement and similar plans in the event such payments are not otherwise made in accordance with the terms of such plans.

                  (iii) Except to the extent that the payments or benefits pursuant to this Section 5(a)(iii) would result in a reduction of the amount of the Severance Payment because they would exceed the 299% Amount, (A) for a period of two (2) years immediately following the Termination Date the Company shall arrange to provide the Executive with Employee Benefits substantially similar to those which the Executive was receiving or entitled to receive immediately prior to the Termination Date (and if and to the extent that such benefits shall not or cannot be paid or provided under any policy, plan, program or arrangement of the Company solely due to the fact that the Executive is no longer an officer or employee of the Company, then the Company shall itself pay to the Executive and/or the Executive's dependents and beneficiaries, such Employee Benefits) and (B) without limiting the generality of the foregoing, the two (2) year period referred to above shall be considered service with the Company for the purpose of service credits under the Company's retirement income, supplemental executive retirement and other benefit plans applicable to the Executive and/or the Executive's dependents and beneficiaries immediately prior to the Termination Date. Without otherwise limiting the purposes or effect of Section 6 hereof, Employee



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                           Benefits payable to the Executive pursuant to this
                           Section 5(a)(iii) by reason of any "welfare benefit plan" of the Company (as the term "welfare benefit plan" is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) shall be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during such period following the Executive's Termination Date until the expiration of the two (2) year period referred to above.

                  (iv) Notwithstanding any provision of this Section 5(a) to the contrary, in the event the benefits intended to be provided to the Executive pursuant to Section 5(a)(iii) hereof are required to be reduced in whole or in part because the value of such Employee Benefits, when added to the amount of the Severance Payment under Section 5(a)(i), would be "parachute payments" that exceed the 299% Amount, the Executive shall have the option to elect to receive, in lieu of all or a portion of the Severance Payment provided in
                           Section 5(a)(i) hereof, one or more Employee
                           Benefits, provided, that (A) prior to the receipt of any payment under Section 5(a)(i) hereof, the Executive gives the Company notice of such election specifying the Employee Benefit or Employee Benefits so elected to be received, and (B) in no event shall the "aggregate present value of the payments in the nature of compensation" (as that phrase is used in Section 280G of the Code) received by the Executive as a result of the receipt of such Employee Benefits, when added to the remaining portion of the Severance Payment, if any, to be received by the Executive, exceed the 299% amount.

                  (v) In addition to all other compensation due to the Executive, the following shall occur immediately following the occurrence of a Change in Control:

                           (A) all Company stock options held by the Executive prior to a Change in Control shall be exercisable, regardless of whether or not the vesting/performance conditions set forth in the relevant agreements shall have been satisfied in full;

                           (B)      all restrictions on any restricted
                                    securities granted by the Company to the Executive prior to a Change in Control shall be removed and the securities shall be fully vested and freely transferable, regardless of whether the vesting/performance conditions set forth in the relevant agreements shall have been satisfied in full;

                           (C) the Executive shall have an immediate right to receive all performance shares granted prior to a Change in Control, and such performance shares shall be fully vested and freely transferable without restrictions, regardless of whether or not specific performance goals set forth in the relevant agreements shall have been attained; and

                           (D) all performance units granted to the Executive prior to a Change in Control shall be immediately payable in cash or Common Stock, at the Executive's sole option, regardless of whether or not the relevant performance cycle has been completed, and regardless of whether any other terms and conditions of the relevant agreements shall have been satisfied in full.

         (b) Upon written notice given by the Executive to the Company prior to the receipt of any payment pursuant to Section 5(a) hereof, the Executive, at the Executive's sole option, without reduction to reflect the present value of such amounts as aforesaid, may elect to have all or any of the Severance Payment payable pursuant to Section 5(a)(i) hereof paid to the Executive on a quarterly or monthly basis during the remainder of the Period of Employment.

         (c) There shall be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment to or benefit (including Employee Benefits) of the Executive provided for in this Agreement.

         (d) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment required to be made hereunder on a timely basis, the Company shall pay interest on the amount thereof at an annualized rate of interest equal to the then-applicable Discount Rate or, if lesser, the highest rate allowed by applicable usury laws.

         6. No Mitigation Obligation: The Company hereby acknowledges that it will be difficult, and may be impossible, for the Executive to find reasonably comparable employment following the Termination Date and that the noncompetition covenant contained in Section 7 hereof will further limit the employment opportunities for the Executive. Accordingly, the parties hereto expressly agree that the payment of the severance compensation by the Company to the Executive in accordance with the terms of this Agreement will be liquidated damages, and that the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise, except as expressly provided in Section 5(a)(iii) hereof.

         7. Competitive Activity: During a period ending one (1) year following the Termination Date, if the Executive shall have received or shall be receiving benefits under Section 5(a) hereof, the Executive shall not, without the prior written consent by the Company, directly or indirectly engage in the business of developing products competitive with the business of the Company within the United States of America and any other geographical area served by the Company during the twelve (12) month period immediately preceding termination of the Executive's employment with the Company nor will the Executive engage, within such geographical area(s), in the design, development, distribution, manufacture, assembly or sale of a product or service in competition with any product or service marketed or planned by the Company immediately prior to the Termination Date, the plans, designs or specifications of which have been revealed to the Executive. The Executive acknowledges that these limited prohibitions are reasonable as to time, geographical area and scope of activities to be restrained and that the limited prohibitions do not impose a greater restraint than is necessary to protect the Company's goodwill, proprietary information and other business interests. "Competitive Activity" shall not include (i) the mere ownership of a de minimis amount of securities in any such enterprise and exercise of rights appurtenant thereto or (ii) participation in management of any such enterprise or business operation thereof other than in connection with the competitive operation of such enterprise.

         8. Legal Fees and Expenses: It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of the Executive's rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Executive the benefits intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the expense of the Company as hereafter provided, to represent the Executive in connection with the litigation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel (other than Winstead Sechrest & Minick P.C.), and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive as a result of the Company's failure to perform this Agreement or any provision thereof or as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid.

         9. Employment Rights: Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company prior to any Change in Control; provided, however, that any termination of employment of the Executive or removal of the Executive as an officer of the Company following the commencement of any discussion with a third person that ultimately results in a Change in Control shall be deemed to be a termination or removal of the Executive after a Change in Control for purposes of this Agreement.

         10. Withholding of Taxes: The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

11.      Successors and Binding Agreement:

         (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement). This Agreement shall not otherwise be assignable, transferable or delegable by the Company.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

         (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Section 11(a) hereof. Without limiting the generality of the foregoing, the Executive's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 11(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

         (d) The Company and the Executive recognize that each Party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of this Agreement.

         12. Applicable Law: THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES) AND THE LAWS OF THE UNITED STATES OF AMERICA AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN TARRANT COUNTY, TEXAS. COURTS WITHIN THE STATE OF TEXAS WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO

THIS AGREEMENT. THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. VENUE IN ANY SUCH DISPUTE, WHETHER IN FEDERAL OR STATE COURT, WILL BE LAID IN TARRANT COUNTY, TEXAS. EACH OF THE PARTIES HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (i) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

         13. Notices: All notices, demands, requests or other communications that may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement will be in writing and will be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram or facsimile transmission addressed as follows:


             (a)  If to the Company:            Tandy Brands Accessories, Inc.
                                                690 East Lamar Boulevard
                                                Suite 200
                                                Arlington, Texas 76011
                                                Facsimile Transmission No.:
                                                                            -------------
                                                Attn:
                                                     ------------------------------------

             with a copy (which will
             not constitute notice) to:         Winstead Sechrest & Minick P.C.
                                                5400 Renaissance Tower
                                                1201 Elm Street
                                                Dallas, Texas  75270
                                                Facsimile Transmission No.: (214) 745-5390
                                                Attn:  Bruce A. Cheatham

             If to the Executive:
                                                -----------------------------------------

                                                -----------------------------------------

                                                -----------------------------------------
                                                Facsimile Transmission No.:
                                                                           --------------
                                                Attn:
                                                     ------------------------------------

             with a copy (which will
             not constitute notice) to:
                                                -----------------------------------------

                                                -----------------------------------------

                                                -----------------------------------------

                                                Facsimile Transmission No.:
                                                                           --------------
                                                Attn:
                                                     ------------------------------------

Either party may designate by written notice a new address to which any notice, demand, request or communication may thereafter be given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above will be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the answer back being deemed conclusive evidence of such delivery or at such time as delivery is refused by the addressee upon presentation.

         14. Gender: Words of any gender used in this Agreement will be held and construed to include any other gender, and words in the singular number will be held to include the plural, unless the context otherwise requires.

         15. Amendment: This Agreement may not be amended or supplemented except pursuant to a written instrument signed by the party against whom such amendment or supplement is to be enforced. Nothing contained in this Agreement will be deemed to create any agency, joint venture, partnership or similar relationship between the parties to this Agreement. Nothing contained in this Agreement will be deemed to authorize either party to this Agreement to bind or obligate the other party.

         16. Counterparts: This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original and all of which will be deemed to be a single agreement. This Agreement will be considered fully executed when all parties have executed an identical counterpart, notwithstanding that all signatures may not appear on the same counterpart.

         17. Severability: If any of the provisions of this Agreement are determined to be invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the remainder of this Agreement, but rather the entire Agreement will be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties will be construed and enforced accordingly. The parties acknowledge that if any provision of this Agreement is determined to be invalid or unenforceable, it is their desire and intention that such provision be reformed and construed in such manner that it will, to the maximum extent practicable, be deemed to be valid and enforceable.

         18. Third Parties: Except as expressly set forth or referred to in this Agreement, nothing in this Agreement is intended or will be construed to confer upon or give to any party other than the parties to this Agreement and their successors and permitted assigns, if any, any rights or remedies under or by reason of this Agreement.

         19. Waiver: No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise or the exercise of any other right.

         20. Prior Agreements: This Agreement is voluntarily entered into and upon the occurrence of a Change in Control will supersede and take the place of any prior change in control, severance or employment agreements between the parties hereto. The parties hereto expressly agree and hereby declare that any and all prior change in control, severance or employment agreements between the parties are terminated and of no force or effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    COMPANY:

                                    TANDY BRANDS ACCESSORIES, INC.

                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    EXECUTIVE:

                                              ---------------------------------